Exhibit 10.60
AMENDMENT NO. 8 TO THE
APPLIED MATERIALS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(April 1, 1995 Restatement)
     APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. Executive Deferred Compensation Plan (the “Plan”) effective as of January 1, 1993, and having amended and/or restated the Plan on several subsequent occasions, hereby again amends the Plan, as follows:
     1. Section 1.2 is amended in its entirety to read as follows:
     “Beneficiary” shall mean the person or entity entitled to receive benefits under the Plan upon the death of a Participant, as provided in Sections 5.3 and 5.4.”
     2. Section 1.6 is amended in its entirety to read as follows:
     “Committee” shall mean the administrative committee charged with responsibility for the general administration of the Plan pursuant to Section 7, as it may be constituted from time to time.”
     3. The last sentence of Section 5.4.1 is amended in its entirety to read as follows:
“A Participant may revoke his or her Beneficiary designation at any time, provided such revocation is made pursuant to such procedures as the Committee may specify, and regardless of his or her spouse’s previous consent to the Beneficiary designation being revoked, any such revoked designation shall be ineffective.”
     4. The first and second sentences of Section 5.4.2 are amended in their entirety to read as follows and the third sentence thereof is deleted in its entirety:
“A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by making a new designation (or a revocation of a prior designation) in accordance with Section 5.4.1. Any designation will become effective only upon its receipt by the Committee or its designee but shall cease to be effective when a revocation of that designation is received by the Committee or its designee.”

     5. This Amendment No. 8 to the Plan is effective as of October 8, 2010.
     IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 8 to the restated Plan on the date specified below.

Date: December 21, 2010.	APPLIED MATERIALS, INC.

	By	/s/ Ron Miller Ron Miller
Corporate Vice President, Global Rewards

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